UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025 (June 6, 2025)

CRANE COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-41570		88-2846451

(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 First Stamford Place	Stamford	CT	06902

(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2025, Crane Company (the “Company”) entered into a definitive Purchase Agreement (the “Agreement”) with Baker Hughes Holdings LLC and Bently Nevada, LLC (collectively the “Sellers”) for the acquisition of Precision Sensors & Instrumentation (“PSI”). PSI is a leading provider of sensor-based technologies for aerospace, nuclear and process industries. Pursuant to the Purchase Agreement, the Company will acquire all of Seller’s interests in Panametrics, LLC, which, through a series of pre-closing restructuring transactions, will constitute 100% of PSI. The purchase price of the transaction is $1,060 million, after adjusting for expected tax benefits with a net present value of approximately $90 million.

The Purchase Agreement contains customary representations and warranties on behalf of the Company and the Sellers. The obligations of both parties to consummate the transaction are subject to the satisfaction of customary conditions, including obtaining necessary regulatory approvals. The parties expect closing to occur at the end of 2025 or early 2026.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of its contracting parties, including each contracting party’s respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

On June 9, 2025, the Company issued a press release announcing that the Company had agreed to acquire Precision Sensors & Instrumentation from Baker Hughes Holdings LLC and Bently Nevada, LLC under the terms and conditions of a definitive Purchase Agreement. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

2.1	Purchase Agreement dated as of June 6, 2025 by and among Baker Hughes Holdings LLC, Bently Nevada, LLC and Crane Company

99.1	Press Release issued by Crane Company on June 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*        Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Crane undertakes to furnish supplemental omitted schedules upon request of the U.S. Securities and Exchange Commission; provided, that Crane may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY

June 9, 2025

	By:	/s/ Anthony M. D’lorio

Anthony M. D’lorio
Executive Vice President, General Counsel and Secretary

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